                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549

                                  FORM 8-K


                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                               February 23, 2001
                                 Date of Report
                       (Date of Earliest Event Reported)


                         Commission File No.  2-97869-D
                                              ---------

                              CRAFTCLICK.COM, INC.
                              --------------------
                (Name of Small Business Issuer in its Charter)

           Utah                 2-97869-D             87-0419571
     (State or other     (Commission File No.)   (IRS Employer I.D. No.)
     Jurisdiction)

                            432 Culver Blvd.
                    Playa Del Rey, California 90293
                    --------------------------------
                  (Address of Principal Executive Offices)

                 Issuer's Telephone Number:  (310) 827-3500

Item 2.      Acquisition or Disposition of Assets.

          Pursuant to that certain Agreement made and entered into as of the 23rd day of February, 2001 (the "Agreement"), by and between the Registrant and Jack Guiragosian, Edwin Minassian and David Dginguerian ("Lenders"), a copy of which is attached hereto and incorporated herein by this reference, the Registrant acknowledged that it would be unable to repay various secured loans made by Lenders to the Registrant pursuant to an Agreement dated November 17, 2000, and, therefore, agreed to transfer to Lenders the collateral for such loans, which collateral was comprised of all of the assets of the Registrant, for a total consideration of $636,900, payable as follows:

          (i) forgiveness of all indebtedness to Lenders by Registrant, in the principal amount of $550,000 plus accrued interest of $9,625; and

          (ii) payment by Lenders of substantially all of the current trade and other debt of Registrant in the amount of $77,275.

          A copy of the November 17, 2000 Agreement is also attached hereto and incorporated herein by reference. See Item 7.

Item 7.      Financial Statements and Exhibits.

      (a)    Financial Statements of Businesses Acquired.

                  None, not applicable.

      (b)  Pro Forma Financial Information.

                  None, not applicable.

      (c)  Exhibits.


Description of Exhibit                     Exhibit Number

Agreement dated February 23, 2001, by and
between Registrant and Jack Guiragosian,
Edwin Minassian and David Dginguerian           10.1

Original Agreement dated November 17, 2000      10.2

Press Release                                   99

                                     SIGNATURES

       Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CRAFTCLICK.COM, INC.

Date: 3/7/01                               By/s/Sandip Seth
      --------------                       -----------------------------
                                             Sandip Seth, Director
                                             and President